Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and/or officers of M&T Bank Corporation, a corporation organized under the laws of the State of New York (the “Corporation”), hereby constitute and appoint René F. Jones, Darren J. King and Laura P. O’Hara, Esq., Thomas M. Gordon, Esq., and Stephen T. Wilson, Esq. and each of them (with full power to each of them to act alone), his or her true and lawful attorneys-in-fact and agents with full power of substitution and re-substitution, for him or her and on his or her behalf and in his or her name, place and stead, in any and all capacities, to execute and sign the Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission (the “SEC”) pursuant to the provisions of the Securities Act of 1933 by the Corporation in connection with the registration under such Act of shares of the Corporation’s common stock, par value of $0.50 per share (“Common Stock”), that may be offered or sold under the Fifth Amended and Restated People’s United Bank, N.A. 401(k) Employee Savings Plan (the “Legacy People’s United 401(k) plan”) if participants elect to invest in the shares of the Corporation’s Common Stock through the Legacy People’s United 401(k) plan during payroll periods between (i) the effective date of the merger of Bridge Merger Corp., a Delaware corporation and a direct, wholly owned subsidiary of the Corporation (“Merger Sub”), with and into People’s United Financial, Inc. (“People’s United”), with People’s United as the surviving entity, pursuant to and in accordance with the Agreement and Plan of Merger, dated as of February 21, 2021, by and among the Corporation, People’s United and Merger Sub and (ii) the merger of such Legacy People’s United 401(k) plan with the Corporation’s existing 401(k) plan(s), and, further, to execute and sign any and all amendments thereto (including post-effective amendments) and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, hereby granting to such attorneys-in-fact and agents, each acting alone, the full power and authority to do and perform every act and thing requisite, necessary or advisable to be done in and about the premises, as fully and to all intents and purposes as any such officer or director might or could do in person, and hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute, lawfully does or causes to be done by virtue hereof, with such persons being authorized to take or cause to be taken any and all such further actions in connection therewith in the name and on behalf of the Corporation as they, in their sole discretion, deem necessary or appropriate.

IN WITNESS WHEREOF, each of the undersigned has executed a copy of this Power of Attorney as of April 1, 2022.

Signature	Title

/s/ René F. Jones
René F. Jones	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Darren J. King
Darren J. King	Senior Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Richard S. Gold
Richard S. Gold	President, Chief Operating Officer and Director

/s/ Michael R. Spychala
Michael R. Spychala	Executive Vice President and Controller (Principal Accounting Officer)

/s/ Robert T. Brady
Robert T. Brady	Vice Chairman of the Board and Director

/s/ C. Angela Bontempo
C. Angela Bontempo	Director

/s/ Calvin G. Butler, Jr.
Calvin G. Butler, Jr.	Director

/s/ T. Jefferson Cunningham III
T. Jefferson Cunningham III	Director

/s/ Gary N. Geisel
Gary N. Geisel	Director

/s/ Leslie V. Godridge
Leslie V. Godridge	Director

/s/ Richard A. Grossi
Richard A. Grossi	Director

/s/ Richard H. Ledgett, Jr.
Richard H. Ledgett, Jr.	Director

/s/ Newton P. S. Merrill
Newton P. S. Merrill	Director

/s/ Kevin J. Pearson
Kevin J. Pearson	Director

/s/ Melinda R. Rich
Melinda R. Rich	Director

/s/ Robert E. Sadler, Jr.
Robert E. Sadler, Jr.	Director

/s/ Denis J. Salamone
Denis J. Salamone	Director

/s/ John R. Scannell
John R. Scannell	Director

/s/ David S. Scharfstein
David S. Scharfstein	Director

/s/ Rudina Seseri
Rudina Seseri	Director

/s/ Herbert L. Washington
Herbert L. Washington	Director